UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Agreements
On October 30, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Telenav, Inc. (the “Company”) approved certain increases in the annual retainer payments for its nonemployee directors as part of its director compensation policy. The policy offers a total compensation package that the Committee believes is commensurate with other similarly-situated public companies and aligns director and shareholder interests.
Effective November 16, 2017, each nonemployee director is eligible to receive the following cash compensation:

Annual retainer for serving as a member of the Board	$40,000
Additional annual retainer for serving as Lead Independent Director	$10,000
Additional annual retainer for serving as Audit Committee Chair	$20,000
Additional annual retainer for serving as Audit Committee Member	$10,000
Additional annual retainer for serving as Compensation Committee Chair	$12,000
Additional annual retainer for serving as Compensation Committee Member	$6,000
Additional annual retainer for serving as Nominating and Governance Committee Chair	$8,000
Additional annual retainer for serving as Nominating and Governance Committee Member	$4,000
In addition, the Committee approved the following changes to Sections 12(d) and (e) of the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”):
(d)     Initial Award. Each person who first becomes an Outside Director on or after October 30, 2017 automatically will be granted an Award of Restricted Stock Units covering 40,000 Shares (the “Initial Award”) as of the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Award.
(e)    Annual Award. On the date of the 2017 annual meeting of the stockholders of the Company (the “2017 Annual Meeting”) and on each date of the annual meeting of the stockholders of the Company thereafter, each Outside Director automatically will be granted an Award of Restricted Stock Units covering that number of Shares determined as the quotient of (i) $100,000, divided by (ii) the average of the closing sale prices of a Share on each of the thirty (30), trailing, trading days ending as of the trading day immediately prior to the date of grant of the applicable Award (such average, the “Average Stock Price”), with such quotient rounded down to the nearest whole Share (“Regular Annual Award”), subject to the terms and conditions of the Plan. For purposes of this Section 12, any closing sale price of a Share shall be determined in accordance with Section 2(q)(i). In the event that an Outside Director is appointed to the Board of Directors other than at an annual meeting of stockholders of the Company, such Outside Director will be automatically granted an Award of Restricted Stock Units covering that number of Shares of Common Stock equal to (x) the quotient of (A) $100,000, divided by (B) the Average Stock Price with respect to that Award, with such quotient rounded down to the nearest whole Share, multiplied by (y) a fraction equal to (A) the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders of the Company divided by (B) 365 (such award, a “Prorated Annual Award” and collectively, with the Regular Annual Awards, the “Annual Awards”), subject to the terms and conditions of the Plan. Notwithstanding the foregoing under this Section 12(e) and for the avoidance of doubt, any Regular Annual Awards and Prorated Annual Awards shall be subject to the Share limits set forth in Section 6(b) above.
Section 12(f)(ii) of the 2009 Equity Incentive Plan was amended as follows:

(ii)    Subject to Section 15, the Regular Annual Award will be scheduled to vest in full (and upon vesting, be settled pursuant to the issuance of Shares) on November 10th of the year following the date the Regular Annual Award is granted, provided that the Participant continues to serve as a Director through such date. Subject to Section 15, the Prorated Annual Award will be scheduled to vest in full (and upon vesting, be settled pursuant to the issuance of Shares) on November 10th of the year following the date the Prorated Annual Award is granted, provided that the Participant continues to serve as a Director through such date.

The 2009 Equity Incentive Plan, as amended, is attached as Exhibit 10.4.4 to this Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
 The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

10.4.4	2009 Equity Incentive Plan, Amended and Restated as of October 30, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 3, 2017	By: /s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel and Secretary